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                                  EXHIBIT 10.2
                   DATA I/O CORPORATION 1996 DIRECTOR FEE PLAN












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                              DATA I/O CORPORATION

                             1996 DIRECTOR FEE PLAN

     This 1996 Director Fee Plan (the "Plan") provides for the payment of certain fees to directors of Data I/O Corporation, a Washington corporation (the "Company") who are not employees of the Company by delivery of shares of the Company's common stock (the "Common Stock").

          ELIGIBILITY.

     Persons eligible to receive Common Stock under this Plan shall be all directors of the Company who are not otherwise employed by the Company or any Related Corporation, as defined below (each, a "Director", collectively, the "Directors").

     As used in this Plan, the term "Related Corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Common Stock, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain. When referring to a parent corporation, the term "Related Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Common Stock, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

          STOCK.

     Subject to approval of this Plan by the shareholders of the Company as described in Section 7 hereof, so long as this Plan is in effect, each person serving as a member of the Board of Directors of the Company shall be entitled to receive shares of Common Stock in consideration of his or her service on the Board, payable annually in arrears. The number of shares of Common Stock payable hereunder each calendar year shall be determined pursuant to the following formula, rounded down to the nearest whole number:

                         (A/365) x ($20,000/Share Price)

     A =  the number of days of service as a director during the calendar year

     The Share Price shall mean the price per share of Common Stock determined as provided in this paragraph. If the Common Stock of the Company is publicly traded on the first trading day of the calendar year, the Share Price shall be the average of the high and low sale prices per share of Common Stock on such date or, in case no reported sales take place on such date, the average of the last reported bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation System. If the Common Stock is not traded in such manner that the quotations referred to above are available as of such date, the Share Price shall be deemed to be the greater of (i) the book value per share as set forth on the most recent quarterly financial statement of the Company available on such date, or (ii) the fair market value per share at such date as determined in good faith by the Board of Directors. Notwithstanding the foregoing, with respect to shares of Common Stock payable to a Director for service as a Director during the calendar year in which such person was first elected to the Board of Directors, the Share Price shall be determined in the manner described above as of the day on which such Director is elected to the Board of Directors, or if the Common Stock is publicly traded and such day is not a trading day, the first trading day thereafter.


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     Certificates for shares deliverable under this Plan shall be earned as of
January 1 of the year following the year of service regardless of whether the Director remains a Director on such date and shall be delivered to each Director by not later than February 15 of such following year. Shares of Common Stock issued pursuant to this Plan may not be sold, assigned or otherwise transferred or hypothecated until the expiration of six months after the conclusion of the calendar year to which the grant of shares relates. At the option of the Company, a stop-transfer order may be placed upon the stock books and records of the Company to enforce this limitation. Furthermore, certificates representing ownership of shares of Common Stock issued pursuant to this Plan shall bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED OR OTHERWISE HYPOTHECATED FOR VALUE PRIOR TO JULY 1, 199__.

          RESERVATION OF COMMON STOCK

     Subject to adjustment as set forth in Section 6 hereof, a total of 200,000 shares of authorized but unissued or reacquired Common Stock are hereby reserved for grant under this Plan.

          RIGHTS AS A SHAREHOLDER.

     A Director shall have no rights as a shareholder with respect to any shares to be delivered under this plan until such Director becomes a record holder of such shares. Subject to the provisions of Sections 6 below, no rights shall accrue to a Director and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Director becomes a record holder of the shares of Common Stock.

          SECURITIES REGULATION AND TAX WITHHOLDING.

               No shares of Common Stock shall be delivered hereunder unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder and the requirements of any stock exchange or consolidated reporting system upon which such shares may then be listed or quoted. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance of any shares under this Plan, or the unavailability of an exemption from registration for the issuance of any shares under this Plan shall relieve the Company of any liability with respect to the non-issuance of such shares; provided, however, if the Company refrains from issuing shares hereunder, the Director shall receive cash in lieu of shares at a rate of $20,000 per year, pro rated for actual days of service during the year.

               As a condition to participation in this Plan, each Director shall make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with delivery of shares under this Plan.

               The issuance, transfer or delivery of certificates of Common Stock granted under this Plan may be delayed, at the option of the Company, until the Company is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Internal Revenue Code have been met.

          STOCK DIVIDEND, REORGANIZATION OF LIQUIDATION.

               If the Company should declare with respect to the Common Stock a stock-split or a dividend payable in shares of Common Stock,


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or a reverse-stock split or other combination of the Common Stock, or a reclassification of the Common Stock (each, an "Event"), then (1) the class and number of shares yet to be delivered to any Director subsequent to the record date for the Event, and (2) the class and number of shares reserved for grant under Section 3 of this Plan, shall be appropriately adjusted to account for the change in the number and class of capital stock of the Company outstanding as a result of the Event, without further action on the part of the Company, its Board of Directors or its shareholders.

               If the shareholders of the Company receive debt or equity securities of another Person ("Exchange Securities") or cash in exchange for or in place of shares of Common Stock in any transaction involving any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of all or substantially all outstanding shares of Common Stock into Exchange Securities or cash, then payment to Directors of the retainer fee provided for by this Plan, pro rated through the date of closing of such transaction, shall be accelerated to such closing date and shall be paid in the form of Exchange Securities or cash, as the case may be. In such case, the amount of Exchange Securities or cash to be delivered in lieu of Common Stock shall be determined by adjusting the number of shares of Common Stock otherwise deliverable hereunder in the same proportion as used for determining the shares of Exchange Securities or cash the holders of the Common Stock received in such merger, consolidation, reorganization or other transaction. Notwithstanding the foregoing, if payment in the form of Exchange Securities would cause a Director to have engaged in a violation of Section 16 of the Securities Exchange Act of 1934 (taking into consideration any other transactions in the securities of the Company or Exchange Securities by the Director), then each such Director shall receive cash in lieu of Common Stock or Exchange Securities at a rate of $20,000 per year, pro rated for actual days of service during the year prior to the closing of such transaction.

               Except as provided in this Section 6, no Director shall have any rights by reason of any subdivision, combination or reclassification of shares of any class of the Company's capital stock, including shares of Common Stock, or the payment of any dividend payable on shares of Common Stock or any other change in the number or class of shares of the Company's outstanding capital stock, or by reason of any merger, consolidation, dissolution or liquidation of the Company, or by reason of any sale of all or substantially all of the assets of the Company other than in the usual and regular course of business, or by reason of any issuance of any shares of capital stock of the Company, including shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, and no adjustment by reason thereof shall be made with respect to the number of shares to be granted to Directors as described in Section 2 hereof.

          EFFECTIVE DATE; TERM.

     The effective date of this Plan shall be January 1, 1996; PROVIDED that no shares of Common Stock shall be issued hereunder until the Company's shareholders have approved this Plan by the affirmative vote of a majority of the voting securities shares represented in person or by proxy at a duly convened meeting of the shareholders of the Company at which a quorum is present. If shareholder approval is not obtained by June 30, 1996, then this Plan shall be deemed abandoned. Otherwise, this Plan shall continue until terminated by action of the Board of Directors.

          INDEMNIFICATION OF BOARD.

     In addition to all other rights or indemnification they may have as directors of the Company or as members of the Board, members of the Board shall be indemnified by the Company for all reasonable expenses and liabilities of any type and nature, including reasonable attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, the Plan or any grant of Common Stock hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Board members are liable for willful misconduct; PROVIDED, that within fifteen (15) days after the institution of any such action, suit or proceeding, member(s) of the


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Board shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

          AMENDMENT OF PLAN.

     The Board of Directors may, at any time, modify, amend or terminate this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; PROVIDED, that (i) any amendment for which shareholder approval is required by Securities and Exchange Commission Rule 16b-3, as amended from time to time, or any successor rule or regulatory requirements (the "Rule"), in order for the Plan to be eligible or continue to qualify for the benefits of the Rule, shall be subject to approval of the shareholders of the Company in accordance with the Rule; and (ii) this Plan shall not be amended in any material respect more than once every six (6) months, other than to comport with changes in the Rule, the Internal Revenue Code of 1986, as amended, the Employee Retirement Security Act of 1974, as amended, or the rules thereunder.


Approved by the Board of Directors of the Company:



Date:_________________        /S/ STEVEN M. GORDON
                              --------------------
                                  Steven M. Gordon, Secretary


Approved by Shareholders of the Company:



Date:___________________       /S/ STEVEN M. GORDON
                              --------------------
                                   Steven M. Gordon, Secretary


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